UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 15, 2006

(Date of Report – date of earliest event reported)

DATALINK CORPORATION

(Exact name of registrant as specified in charter)

Minnesota

(State or other jurisdiction of incorporation or organization)

00029758	41-0856543
(Commission File No.)	(IRS Employer Identification No.)

8170 Upland Circle, Chanhassen, MN 55317-8589

(Address of principal executive offices)

952-944-3462

(Registrant’s telephone number, including area code)

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Election of Director.

(d)                                 Effective August 15, 2006, our Board of Directors increased the number of directors constituting our entire Board of Directors by one to a total of eight and elected Patrick O’Halloran to our Board of Directors to fill the newly created vacancy.  We are not aware of any arrangement or understanding between Mr. O’Halloran and any other persons pursuant to which we selected Mr. O’Halloran.  Our independent directors recommended Mr. O’Halloran’s selection to our board.  We expect to name Mr. O’Halloran to one or more of our committees, but have not yet determined these assignments.

Background of Our Newly Elected Director.

Mr. O’Halloran, age 49, is a founder and has served since January 2005 as Chief Executive Officer of Entiera, a marketing automation software solutions company.  Additionally, he leads the company’s sales and marketing activities.  Prior to Entiera, O’Halloran served in a range of senior management positions at Accenture Ltd, most recently as partner. He helped create Accenture’s Customer Relationship Management practice area and the company’s Customer Insight business unit.

Item 9.01.  Financial Statements and Exhibits

(c)                                  Exhibits:

99.1                           Press release dated August 15, 2006 announcing the election of a new board member.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  August 15, 2006

DATALINK CORPORATION

By:	/s/ Gregory T. Barnum
Gregory T. Barnum,
Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1                                    Press release dated August 15, 2006 announcing the election of a new board member.